                                                     Exhibit (10)(iii)(A)(4)(ii)
                                                               to Form 10-K 1994




                              CINCINNATI BELL INC.

                                 PENSION PROGRAM






                                                                November 4, 1991


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                              CINCINNATI BELL INC.
                                 PENSION PROGRAM


                                Table of Contents


                                                                            Page


Section 1       Statement of Purpose . . . . . . . . . . . . . . . . . . . . .1

Section 2       Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .2

Section 3       Administration . . . . . . . . . . . . . . . . . . . . . . . .4

Section 4       Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .6

Section 5       Death Benefits . . . . . . . . . . . . . . . . . . . . . . . 14

Section 6       General Provisions . . . . . . . . . . . . . . . . . . . . . 16

Section 7       Plan Modification  . . . . . . . . . . . . . . . . . . . . . 27

                              CINCINNATI BELL INC.

                                 PENSION PROGRAM

SECTION 1.     Statement of Purpose

     The purpose of the Cincinnati Bell Inc. Pension Program is to provide supplementary pension benefits and death benefits for Senior Managers of Cincinnati Bell Inc. and such of the subsidiaries of Cincinnati Bell Inc. which have determined, with the concurrence of the Board of Directors of Cincinnati Bell Inc., to participate in this Plan.


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SECTION 2.     Definitions

     1. The term "Board of Directors" shall mean the Board of Directors of Cincinnati Bell Inc.

     2. The word "Committee" shall mean the Compensation Committee of the Board of Directors of Cincinnati Bell Inc.

     3. The term "designated beneficiary" shall mean the person or entity designated by a Senior Manager on forms furnished and in the manner prescribed by the Committee.

     4. The term "Participating Company" shall mean Cincinnati Bell Inc. and such subsidiaries of Cincinnati Bell Inc. as have been designated as participating companies by the Board of Directors or the Committee.

     5. The words "Pension Act" shall mean the Employee Retirement Income Security Act of 1974 (ERISA) as it may be amended from time to time.

     6. The term "Pension Plan" shall mean the Cincinnati Bell Management Pension Plan.

     7.   The word "Plan" shall mean this Cincinnati Bell Inc. Pension Program.

     8. The term "Senior Manager" shall mean an employee on the active roll of any Participating Company on or after October 1, 1991 (a) whose participation in the Plan has been approved by the Board of Directors or the Committee and (b) whose participation in the Plan has not been terminated by the Board of Directors or the Committee. A Senior Manager's participation in the Plan may be terminated by the Board of Directors or the Committee at any time prior to his retirement or death, in which event neither he nor any person claiming by or through him shall be

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entitled to receive any benefit under the Plan, provided that the participation of a Vested Senior Manager may not be terminated.

     9. "Vested Senior Manager" shall mean a Senior Manager who has attained aged 60 or who is employed as Chairman, President or Executive Vice President of Cincinnati Bell Inc.

     10. The expression "year of service", except as expressly limited or stated elsewhere in the Plan, shall have the same meaning as that expression is used in the Pension Plan.

     11. The expression "term of employment", except as expressly limited or stated elsewhere in the Plan, shall have the same meaning as that expression is used in the Pension Plan.

     12. The use in this Plan of personal pronouns of the masculine gender is intended to include both the masculine and feminine genders.

SECTION 3.     Administration

     1. Cincinnati Bell Inc. shall be the Plan Administrator and the Sponsor of the Plan as those terms are defined in the Pension Act. The Committee shall have the administrative responsibilities set forth below.

     2. (a) The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer the Plan, except for powers herein granted or provided to be granted to others.

          (b) The Committee may adopt such rules and regulations and may employ such persons as it deems appropriate for the proper administration of the Plan.

          (c) The Committee shall grant or deny claims for benefits under the Plan with respect to employees of each Participating Company, and authorize disbursements according to this Plan. Adequate notice, pursuant to applicable law and prescribed Participating Company practices, shall be provided in writing to any participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial. In the event that a claim for benefits has been denied, the Committee shall afford the claimant a full and fair review of the decision denying the claim.

     3. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

     4. The expenses of the Committee in administering the Plan shall be borne by the Participating Companies.

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     5.   Cincinnati Bell Inc., the Board of Directors, the Committee, and each
Participating Company are each a named fiduciary as that term is used in the Pension Act with respect to the particular duties and responsibilities herein provided to be allocated to each of them.

     6. The Board of Directors may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms, including allocation of responsibilities to Participating Companies. The Board of Directors and other named fiduciaries may designate in writing other persons to carry out their respective responsibilities under the Plan, and may employ persons to advise them with regard to any such responsibilities.

     7. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

SECTION 4.     Benefits

     1. Participation. All persons who are Senior Managers and who are participants in the Pension Plan are deemed participants in this Plan.

     2.   Eligibility

          (a) Service Benefits. An individual who is a Senior Manager at the time of employment termination and who is eligible for a service pension pursuant to the terms of the Pension Plan is eligible for a service benefit pursuant to this Plan.

          (b)  Deferred Benefit

                 (i)     Except as otherwise specified in Paragraph 6 of this
Section 4, any individual who is a Senior Manager at the time of employment termination and who is eligible for a deferred vested pension pursuant to the terms and conditions of the Pension Plan is eligible for a deferred benefit pursuant to this Plan.

                (ii) A Senior Manager who leaves the service of a Participating Company and who has elected to have his deferred vested pension payable early in reduced amounts pursuant to the terms and conditions of the Pension Plan shall be deemed to have elected to have his deferred benefits under this Plan payable early in reduced amounts under the same terms and conditions. In the event of such an election, the amount of deferred benefit otherwise payable under this Plan to such person shall be reduced in accordance with the same formulae as are set forth in the Pension Plan for the discounting of the deferred vested pension, unless the Committee, in its sole discretion, elects to waive such reduction.

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               (iii)     When an eligible individual has filed a written request
for a deferred vested pension pursuant to the requirements of the Pension Plan, he shall be deemed to have filed a request for the deferred benefit for which he may be eligible hereunder.

          (c) Disability Benefit. An individual who while a Senior Manager has become eligible for a Disability Pension pursuant to the terms of the Pension Plan shall be eligible for a Disability Benefit hereunder. Should the Disability Pension be discontinued pursuant to the terms of the Pension Plan, the Disability Benefit hereunder shall be discontinued as well.

     3.   Benefit Amounts

          (a)  Computation of Benefit

               (i)  Benefit Formula:

                    The monthly benefit of each Senior Manager who retires on or after January 1, 1987 shall be equal to the result obtained (not less than zero) by subtracting the amount determined under Clause (B) of this Subparagraph
(a)(i) from the amount determined under Clause (A) of this Subparagraph (a)(i):

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                    (A)  The product obtained by multiplying (1) 68% of the
Senior Manager's average monthly compensation times (2) a fraction (not greater than 1) having a numerator equal to the number of years during his term of employment and a denominator of 30; provided, however, that in the case of a Senior Manager whose age at time of retirement is less than 60 years and who is granted a service benefit for reasons other than total disability as a result of sickness or injury, such product shall be reduced by 0.4167% for each calendar month or part thereof by which his age at time of retirement is less than 60 years.

                    (B) The sum of (1) the amount of the Senior Manager's monthly pension under the Pension Plan plus (2) the amount of his monthly primary Social Security benefit.

              (ii)  Average Monthly Compensation:

                    The "average monthly compensation" referred to in Subparagraph (a)(i) shall be the average of his monthly compensation earned for the 12-consecutive month period during the 36-consecutive month period ending on his retirement date which produces the highest dollar result. For purposes of this Subparagraph (a)(ii), "compensation" means the sum of (A) that portion of the Senior Manager's compensation from the Participating Companies which is included in his "compensation" under the Pension Plan plus (B) the Senior Manager's awards under Cincinnati Bell Inc. Short Term Incentive Plan. Compensation other than awards under the Cincinnati Bell Telephone Company Incentive Award Plan for 4th and 5th Level Managers and the Cincinnati Bell Inc. Short Term Incentive Plan shall be deemed to have been earned pro rata over the entire performance period to which such compensation relates. An award under the Cincinnati Bell Telephone Company Incentive Award Plan for 4th and 5th Level Managers or the Cincinnati Bell Inc.

Short Term Incentive Plan shall be deemed to have been earned on the last day of the performance period to which such award relates.

            (iii)   Primary Social Security Benefit:

                    The "primary Social Security Benefit" referred to in Subparagraph (a)(i) shall be:

                    (A) In the case of a Senior Manager who has attained age 65 on the date he retires, the unreduced primary monthly benefit to which the Senior Manager would be entitled, on proper application, at his retirement under the federal Social Security Act as in effect on the date of his retirement.

                    (B) In the case of a Senior Manager who has not attained age 65 on the date he retires, the unreduced primary monthly benefit to which the Senior Manager would be entitled, on proper application, at his 65th birthday under the federal Social Security Act as in effect on the date of his retirement, assuming that he did not receive any compensation after his retirement.

                    (C) For purposes of this Subparagraph (a)(iii), the primary Social Security Benefit of a Senior Manager shall not be adjusted to reflect reductions because the Senior Manager disqualifies himself by earnings or otherwise to receive the full amount of such benefit.

         (b) Deferred Benefit Amount. The monthly benefit allowance for each Senior Manager eligible for a deferred benefit under the provisions of Paragraph 2(b) of this Section 4 shall be calculated exclusively in accordance with the provisions specified as applicable to those receiving a benefit under Paragraph 2(a) or 2(c) of this Section 4 effective as of the date such Senior Manager leaves the service of a Participating Company and, in any case, as if such Senior Manager had retired on such date and no recomputation of the benefit shall be made after such date or as a result of amendments made to this Plan subsequent to such date. A Senior Manager who leaves the service of a Participating Company with eligibility for a deferred benefit in accordance with Paragraph 2(b) of this
Section 4 but is not entitled to any other class of pension or benefit shall not be considered a retiree pursuant to the Pension Plan or a retired Senior Manager.

         (c) Automatic Survivor Annuity. In the event of the death of a Senior Manager who is an active employee, who either has ten or more years of service or is eligible for a service benefit under Paragraph 2(a) of this Section 4 at the time of his death, who has not attained age 60 and who leaves a surviving spouse, such surviving spouse shall receive a survivor annuity in the amount of 45% of the benefit which would have been payable had such Senior Manager retired with a service benefit, regardless of his actual eligibility therefor, on the date of his death. For purposes of the automatic survivor annuity provided in this Paragraph 3(c), the reduction for retirement prior to age 60 in Clause (A) of Subparagraph (a)(i) of this Paragraph 4 shall not apply.

         (d) Automatic Installment Distribution. In the event of the death of a Senior Manager who is an active employee, who either has ten or more years of service or is eligible for a service benefit under Paragraph 2(a) of this
Section 4 and who has attained age 60, his designated beneficiary or, if none, his estate, shall receive a benefit payable in fifteen annual installments which shall be actuarially equivalent (as determined by the Committee) to the standard form of benefit which would have been payable to the Senior Manager if he had retired on the day preceding the date of his death.

         (e) Waiver of Reductions. The Committee, in its sole discretion, may elect to waive in whole or in part any service or age reduction or discount otherwise applicable to the amount of a benefit payable to a Senior Manager under the Plan.

         (f) Social Security Supplement. In the case of a Senior Manager who retires prior to attaining age 62, the Committee may, in its sole discretion, elect to provide the Senior Manager with a monthly Social Security supplement from the date of his retirement through the date he attains age 62 (or, if earlier, to the date of his death) in the amount of the Senior Manager's unreduced monthly primary Social Security benefit at age 62. This Social Security supplement shall be in addition to any other benefits provided under the Plan.

    4. Standard Form of Benefits. Benefits shall be payable monthly or at such other periods as the Committee may determine in each case. Except for the reasons specified below, or as may be otherwise determined by the Committee, benefits granted under this Plan shall commence on the day following the date of retirement or at such other time as is herein provided for payment of a deferred benefit or disability benefit, and shall continue to the death of the retiree.

    5. Optional Forms of Benefit. With the consent of the Committee, and subject to such rules as the Committee may prescribe, a Senior Manager may elect to have his benefit paid in one of the following forms: (a) fifteen equal annual installments; or (b) an annuity payable for the life of the Senior Manager and continuing to the Senior Manager's contingent annuitant for his life at one-half of the rate payable during their joint lives. Any optional form of benefit hereunder shall be actuarially equivalent (as determined by the Committee) to the standard form of benefit otherwise payable to the Senior Manager. If a Senior Manager whose benefit is being paid in fifteen annual installments dies before receiving all of the installments, the remaining installments shall be paid, when due, to his designated beneficiary or, if none, to his estate.

    6. Responsibility for Payment. The last Participating Company to employ a Senior Manager prior to his retirement or termination of employment shall be responsible for the full benefit, if any, payable to the Senior Manager or his beneficiary under the Plan.

SECTION 5.  Death Benefits

    1. Participation and Administration. All Senior Managers who have attained a level higher than Fifth Level or its equivalent shall be participants in the Death Benefit Plan under this Plan. The Death Benefit Plan herein provides for accident, sickness and pensioner death benefits in addition to, and subject to the same terms and conditions and administered in the same manner as the Death Benefit Plan within the Pension Plan, except as is herein specified.

    2. Definition of Wages. For purposes of Death Benefits under this Plan, one year's wages is defined as follows:

         (a) For an eligible Senior Manager who dies while an active employee or who retires on or after January 1, 1987, the Senior Manager's Standard Award in effect under the Cincinnati Bell Inc. Short Term Incentive Plan.

         (b) For an eligible Senior Manager who died while an active employee or who retired during the period from September 30, 1983 through December 31, 1986, the lesser of the Senior Manager's Standard Award in effect under the Cincinnati Bell Inc. Short Term Incentive Plan as of the earlier of retirement or death, or 60% of his Position Rate as of the earlier of retirement or death.

         (c) For an eligible Senior Manager who died while an active employee or who retired during the period from October 31, 1981 through September 29, 1983, inclusive, the lesser of the Senior Manager's Standard Award in effect under the Cincinnati Bell Inc. Short Term Incentive Plan as of the earlier of retirement or death, or 50% of his Position Rate as of the earlier of retirement or death.

SECTION 6.  General Provisions

    1. Effective Date. This Plan is effective January 1, 1987 for Senior Managers who were actively employed on or after that date.

    2. Rights to Benefit. There is no right to any benefit under this Plan except as may be provided by the Board of Directors. Benefits previously awarded may be discontinued at any time at the sole discretion of the Board of Directors. In addition to the prerequisites for a service benefit, a deferred benefit, a disability benefit and/or a death benefit set forth herein, an individual or his annuitants or beneficiaries as applicable, shall only be eligible for a benefit if the individual is a Senior Manager at the time of retirement, termination or death. There shall be no eligibility for benefits in the case of an individual who was a Senior Manager for any period during his term of employment, but who is not a Senior Manager at the time of his retirement, termination or death.

    3. Forfeiture of Benefits. All benefits for which a Senior Manager would be otherwise eligible hereunder may be forfeited, in the sole and absolute discretion of the Committee, under the following circumstances:

         (a) The Senior Manager is discharged by a Participating Company for cause (as determined by the Board of Directors of the Participating Company in its sole and absolute discretion); or

         (b) Determination by the Board of Directors of a Participating Company, in its sole and absolute discretion, that the Senior Manager engaged in misconduct in connection with his employment with such Participating Company; or

         (c) The Senior Manager, without the express written consent of his employing Participating Company or the Participating Company paying him a benefit hereunder, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that, in the sole and absolute discretion of the Board of Directors of such Participating Company, is competitive with such Participating Company or any other Participating Company or with any direct or indirect subsidiary of Cincinnati Bell Inc. or with any business in which a Participating Company or any direct or indirect subsidiary of Cincinnati Bell Inc. has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business).

    4. Assignment or Alienation. Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized.

    5. Determination of Eligibility. In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, the decision of the Committee, based upon this Plan and upon the records of the Participating Company last employing such individual and insofar as permitted by applicable law shall be final.

    6. Option During Disability. If an employee who has left the service of a Participating Company has elected to continue receiving disability benefits which he had been receiving prior to his termination and to defer receiving pension payments under the Pension Plan to which he is eligible, benefits under this Plan shall be deferred until such time as the employee begins to receive payments under the Pension Plan.

    7. Method of Payment. All benefits payable pursuant to the Plan shall be paid from Cincinnati Bell Inc. or Participating Company operating expenses, or through the purchase of insurance from an insurance company, as the Board of Directors may determine. If the Board of Directors elects to purchase insurance to provide benefits under the Plan, no Senior Manager, beneficiary or annuitant shall have any right or interest in such insurance.

    8. Payments to Others. Benefits payable to a former employee or retiree unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the Pension Plan.

    9. Damage Claims or Suits. Should a claim other than under the Plan be presented or suit brought against Cincinnati Bell Inc. or any Participating Company for damages on account of death of a Senior Manager, nothing shall be payable under the Plan on account of such death except as provided in Paragraph 11 of this Section; provided, however, that the Committee may in its discretion and upon such terms as it may prescribe, waive this provision if such claims be withdrawn or if such suit be discontinued, and provided further that this provision shall not preclude the payment of Survivor Annuities or Installment Distributions under Paragraph 2(c) or 2(d) of Section 4.

    10. Judgment or Settlement. In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of a Senior Manager, and the amount paid to the beneficiaries who would have received benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the discretion of the Committee, be distributed to such beneficiaries.

    11. Payment under Law. In case any benefit, which the Committee shall determine to be of the same general character as a payment provided by the Plan, shall be payable under any law now in force or hereafter enacted to any Senior Manager of a Participating Company, to his beneficiaries or his annuitant under such law, the excess only, if any, of the amount prescribed in the Plan above the amount of such payment prescribed by law shall be payable under the Plan; provided, however, that no benefit payable under this Plan shall be reduced by reason of any government benefit or pension payable on account of military service or by reason of any benefit which the recipient would be entitled to receive under the Social Security Act or Railroad Retirement Act. In those cases where, because of differences in the beneficiaries, or differences in the time or methods of payment, or otherwise whether or not there is such excess is not ascertainable by mere comparison but adjustments are necessary, the Committee has discretion to determine whether or not in fact any such excess exists and to make the adjustments necessary to carry out in a fair and equitable manner the spirit of the provision for the payment of such excess.

    12. Participants in Prior Plan. A Senior Manager who retired prior to January 1, 1987 shall continue to receive the same benefits and in the same form and amount, which he was entitled to receive under the Plan as of December 31, 1986. In the case of a Senior Manager who was a participant in the Plan on December 31, 1986, in no event shall the value of his benefit under the Plan be less than the value of his accrued benefit under the Plan as of December 31, 1986.

    13. Plan Termination. The Board of Directors retains the right to terminate the Plan in whole or in part at any time, for any reason, with or without notice. Subject to the provisions of Paragraph 14 of this Section 6, said termination may result, at the discretion of the Board of

Directors, in the cancellation of any entitlements or future entitlements to active Senior Managers; provided, however, that the termination or partial termination of the Plan shall not reduce the accrued benefit of any Vested Senior Manager, retired Senior Manager or his beneficiary.

    14.  Provisions Upon Change in Control

    In the event of a Change in Control occurring on or after December 5, 1988, the provisions of this Paragraph 14 will supersede any conflicting provisions of the Plan.

         a. In the event of a Change in Control, the full present value of all accrued benefits under the Plan, as determined in accordance with the provisions of the Plan and the Cincinnati Bell Inc. Grantor Trust between Cincinnati Bell Inc. and Central Trust Co., N.A. (the Trust), shall be fully funded to the Trust in cash or other property acceptable to the Trustee, within five (5) business days of such Change in Control.

    The determination of the full present value of the accrued benefits under the Plan and the excess portion of the Pension Plan shall be made using the following assumptions: (i) the date of retirement for each Senior Manager shall be considered to be the later of the date on which such Senior Manager shall become eligible for a reduced or unreduced, as applicable, service pension under the Pension Plan or the date of the Change in Control, (ii) each Senior Manager who is married on the date of the Change in Control shall be assumed to select the joint and survivor benefit, and (iii) the interest and mortality assumptions shall be the same as those used for funding the Pension Plan for the plan year in which the Change in Control occurs or if such assumptions are not yet established, the assumptions used in the immediately preceding year. In addition, the following assumptions also apply to the determination of accrued benefits under the Plan: (i) for the purpose of the Benefit

Formula under Section 4, Paragraph 3(a)(i) of this Plan (or any equivalent successor provision of such Plan or any successor Plan) each Pension Eligible Senior Manager will be considered to have a term of employment equal to thirty
(30) Years and an age at retirement equal to sixty (60) years, and (ii) no Social Security Supplements shall be granted.

         b. In the event that the Plan is terminated or partially terminated on or after a Change in Control and prior to the second anniversary of such Change in Control as defined hereinafter, each Senior Manager affected by such termination or partial determination may elect, within 90 days of the proposed distribution date (as defined below), to receive the full present value of the benefit accrued under this Plan and the benefit, referred to in Paragraph 14(c) of this Section 6, accrued under the Pension Plan to the date of the termination in a single lump sum payment. In the event a Senior Manager is married on the proposed distribution date, such election must be made by the Senior Manager in writing during the election period, be consented to by the Senior Manager's spouse and will be applicable to any benefit that would otherwise have been paid to the Senior Manager's spouse (as well as the full benefit payable to the Senior Manager) in the event of the Senior Manager's death under this Plan and, with respect to the benefit referred to in Paragraph 14(c) of this Section 6, the Pension plan. Such election and spousal consent shall be irrevocable and the spousal consent must be witnessed by a Plan representative or a notary public. If the Senior Manager so elects in accordance with this Paragraph 14(b) to receive a lump sum, such lump sum shall be distributed to the Senior Manager or, in the event of the Senior Manager's death, the Senior Manager's beneficiary in an amount which equals the present value of the benefit or benefits projected to be paid under the Plan to the Senior Manager and/or his surviving spouse, actuarially determined using the PBGC rate used to value immediate annuities as of January 1 of the year of the proposed distribution date and all other relevant assumptions used by the Plan's actuary for funding the Plan for such year; provided, however, that such amount shall be further reduced by an amount equal to ten percent (10%) prior to distribution of such lump sum. The proposed distribution date of the lump sum distribution shall be no later than one year following the date of the termination or partial termination of the Plan. Once such amount is paid, the obligation of the Plan to such Senior Manager and/or his surviving spouse shall be considered to be fully and irrevocably satisfied. No Senior Manager shall have any right under this Paragraph 14(b) prior to the occurrence of a Change in Control.

         c. The amount accrued under the Pension Plan and payable as a part of the actuarially determined lump sum distribution in accordance with Paragraph 14(b) of this Section 6 shall equal the portion of the pension (whether in the form of a joint and survivor or single life annuity) determined as of the proposed distribution date, that is in excess of the permissible amount which may be distributed from the Pension Plan in accordance with Section 415 of the Internal Revenue Code and with respect to which payments are to be made in accordance with Paragraph 9 of Section 4 of the Pension Plan. Notwithstanding any other provision, a management employee of any company participating in the Pension Plan whose pension under the Pension Plan is in excess of the limits of
Section 415 of the Internal Revenue Code and for whom such excess is to be paid in accordance with the provisions of Paragraph 9 of Section 4 of the Pension Plan, shall be considered a participant in this Plan for purposes of this Paragraph 14(c).

         d. For the purposes of this Paragraph 14, a "Change in Control" means and shall be deemed to occur if, on or after December 5, 1988:

             (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of Cincinnati Bell Inc.;

            (ii) Cincinnati Bell Inc. shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Cincinnati Bell Inc., other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

           (iii) Cincinnati Bell Inc. shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

            (iv) a person within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on December 5, 1988) of the Securities Exchange Act of 1934, shall acquire 20% or more of the outstanding voting securities of Cincinnati Bell Inc. (whether directly, indirectly, beneficially or of records), or a person, within the meaning of Section 3(a)(9) or Section 13 (d)(3) (as in effect on December 5, 1988) of the Securities Exchange Act of l934, controls in any manner the election of a majority of the directors of Cincinnati Bell Inc.; or

             (v) within any period of two consecutive years commencing on or after December 5, 1988, individuals who at the beginning of such period constitute Cincinnati Bell Inc.'s Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance bt directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) (as in effect on December 5, 1988) pursuant to the Securities Exchange Act of 1934.

         e. In the event of a Change in Control, the provisions of this Paragraph 14 may not be deleted or amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to one or more Senior Managers without the consent of each such Senior Manager who would be so affected; provided, however, the Board of Directors may make minor or administrative changes to this Paragraph 14 or changes to conform to applicable legal requirements. This Paragraph 14(e) shall not limit Cincinnati Bell Inc. or the Board of Directors from making any amendment to or deleting all or any portion of this Paragraph 14 prior to a Change in Control.

SECTION 7.    Plan Modification

    Subject to the provisions of Paragraph 14 of Section 6, the Board of Directors may in its sole discretion from time to time make any changes in the Plan as it deems appropriate, and may terminate the Plan, without notice to participants; provided, however, that no Plan amendment may be adopted which reduces the accrued benefit of any Vested Senior Manager, retired Senior Manager or his beneficiary.


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